Exhibit 99.2

GETTY REALTY CORP. ANNOUNCES PRICING OF PUBLIC OFFERING OF 4,100,000 SHARES OF COMMON STOCK

JERICHO, NY, July 10, 2017 --- Getty Realty Corp. (NYSE: GTY) (the “Company”) today announced the pricing of its underwritten registered public offering of 4,100,000 shares of common stock at a public offering price of $23.15 per share. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 615,000 shares of common stock.

The Company estimates that the net proceeds from the offering will be approximately $90.6 million (or approximately $104.2 million if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discount and its estimated offering expenses. The Company intends to use the net proceeds from the offering for the repayment of amounts outstanding under its $175.0 million unsecured revolving credit facility and general corporate purposes, including, without limitation, the funding of pending or future acquisitions or the funding of development and redevelopment costs. Pending use of any net proceeds from the offering as described above, the Company intends to invest the net proceeds in short-term interest-bearing investment grade instruments. The closing of the offering is expected to occur on or about July 14, 2017, subject to customary closing conditions.

BofA Merrill Lynch, J.P. Morgan, KeyBanc Capital Markets and RBC Capital Markets are acting as book-running managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock, nor shall there be any sale of such common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on February 2, 2015. A preliminary prospectus supplement relating to the offering has been filed with the SEC. When available, copies of the prospectus supplement for the offering may be obtained on the website of the SEC, www.sec.gov, or by contacting BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Group or by calling toll free at (866) 803-9204; or KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, OH 44114, Attention: Prospectus Delivery Department or by calling (800) 859-1783.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR

EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO STATEMENTS REGARDING THE COMPANY'S ABILITY TO CONSUMMATE THE FINANCING AND USE THE PROCEEDS THEREFROM ON THE TERMS DESCRIBED IN THIS PRESS RELEASE OR AT ALL.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of March 31, 2017, the Company owned 736 properties and leased 87 properties from-third party landlords in 24 states across the United States and Washington, D.C.

Contact:Investor Relations

(516) 478-5418

ir@gettyrealty.com